UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2019

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced departure of Brett D. Lee, the former Chief Operating Officer of Capital Senior Living Corporation (the “Company”), from the Company, Capital Senior Living, Inc., a wholly owned subsidiary of the Company (“CSL”), and Mr. Lee entered into a Separation Agreement and Release as of March 1, 2019 (the “Separation Agreement and Release”). Pursuant to the Separation Agreement and Release, CSL agreed to pay Mr. Lee for all unpaid salary, any unreimbursed business expenses and any accrued but unused vacation through the termination date of his employment, which was February 28, 2019. In addition, subject to certain conditions set forth in the Separation Agreement and Release, CSL also agreed to pay Mr. Lee his current base salary for a period of one year in accordance with the CSL’s normal payroll practices in approximately equal installments. In consideration of these payments and other benefits, Mr. Lee released and discharged the Company and its affiliates from any and all claims which Mr. Lee may have arising from Mr. Lee’s employment with or separation from the Company, subject to certain customary exceptions. Mr. Lee may revoke the Separation Agreement and Release for a period of seven days after March 1, 2019, the date Mr. Lee executed the Separation Agreement and Release. The Separation Agreement and Release will not become effective or enforceable until the eighth day following Mr. Lee’s execution.

The foregoing description of the Separation Agreement and Release does not purport to be complete and is qualified in its entirety by the reference to the full text of the Separation Agreement and Release, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release, entered into as of March 1, 2019, by and between Capital Senior Living, Inc. and Brett D. Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and
Chief Financial Officer